UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2006 (September 28, 2006)

S.E. ASIA TRADING COMPANY, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-32581	20-0507518
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Boca Corporate Plaza, 7900 Glades Road,

(Address of Principal Executive Offices)

(954) 208-0154

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2006, S.E. Asia Trading Company, Inc. (the “Registrant” or “SEAA”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock (the “Lotus Stockholders”), on the one hand, and the Registrant and a majority of the Registrant’s stockholders (“SEAA Stockholders”), on the other hand. Separately, Lotus has entered into consulting service agreements and equity-related agreements with Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia”), both of which are limited liability companies headquartered in the People’s Republic of China (“PRC”) and organized under the laws of the PRC.

Under the Exchange Agreement, at the Closing on September 28, 2006, the Registrant issued 40,041,600 shares of the Registrant’s Common Stock (the “SEAA Shares”) to the Lotus Stockholders in exchange for 100% of the common stock of Lotus. Additionally, immediately prior to the Closing, Thomas Miller, SEAA’s President, CEO and sole director, cancelled 4,670,000 of the 5,000,000 shares of the SEAA Shares he owned and transferred 50,000 of his remaining 330,000 shares to another party, and two other SEAA Stockholders cancelled a total of 605,000 SEAA Shares that they owned. After such cancellations, SEAA had a total of 1,238,400 shares of common stock outstanding immediately prior to Closing. After the Closing, SEAA had a total of 41,280,000 shares of common stock outstanding, with Lotus Stockholders owning 97% of the SEAA Shares, and the balance held by those who held SEAA Shares prior to the Closing. In addition, at Closing, Lotus paid SEAA creditors approximately US$63,000 to satisfy certain obligations as set forth in the Exchange Agreement.

The closing of this transaction (the “Closing”) occurred on September 28, 2006 (the “Closing Date”).

Item 2.01 Acquisition or Disposition of Assets

On September 6, 2006, S.E. Asia Trading Company, Inc. (the “Registrant” or “SEAA”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock (the “Lotus Stockholders”), on the one hand, and the Registrant and a majority of the Registrant’s stockholders (“SEAA Stockholders”), on the other hand. Separately, Lotus has entered into consulting service agreements and equity-related agreements with Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia”), both of which are limited liability companies headquartered in the People’s Republic of China (“PRC”) and organized under the laws of the PRC.

On September 28, 2006, the Share Exchange transaction closed.  For more details on the share Exchange, please see Item 1.01.

The directors of the Registrant and the SEAA Stockholders have approved the Exchange Agreement and the transactions contemplated thereunder. Lotus’ directors and the Lotus Stockholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”).

Prior to the transaction, the Registrant was a development stage retailer of jewelry and home accessories. The Registrant imported jewelry from Thailand and purchased home accessories from local importers and distributors which were sold out of the Registrant’s retail store in Rockwall, Texas. However, in the past two years, both the sales of the jewelry products and the sales of the home accessories products generated minimal revenue for the Registrant. The inventory of this jewelry business was assigned to Lynn Management LLC and Dynacap Holdings Limited LLC. Southeast Asia Trading Company, LLC, a Texas limited liability company, has been assigned to Charles Smith at Closing. From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Lotus.

In this report, when we use phrases such as "we," "our," "Company," "us," we are referring to S.E. Asia Trading, Inc., Lotus, Liang Fang and En Zhe Jia as a combined entity.

DESCRIPTION OF BUSINESS

Lotus was incorporated under the laws the State of Nevada on August 28, 2006 to develop and market pharmaceutical products in the People's Republic of China (“PRC” or “China”).  PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our pharmaceutical business in PRC through Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and an affiliate of Liang Fang, Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia”), both of which are limited liability companies headquartered in PRC and organized under the laws of PRC (hereinafter, referred to together as “Lotus East”). Lotus East has the licenses and approvals necessary to operate our pharmaceutical business in PRC. We have contractual arrangements with Lotus East and its shareholders pursuant to which we provide technology consulting and other general business operation services to Lotus East. Through these contractual arrangements, we also have the ability to substantially influence Lotus East’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Lotus East, we are considered the primary beneficiary of Lotus East. Accordingly, we consolidate Lotus East’s results, assets and liabilities in our financial statements. For a description of these contractual arrangements, see “Contractual Arrangements with Lotus East and its Shareholders.”

CONTRACTUAL ARRANGEMENTS WITH LOTUS EAST AND ITS SHAREHOLDERS

Our relationships with Lotus East and its shareholders are governed by a series of contractual arrangements. Under PRC laws, each of Lotus, Liang Fang and En Zhe Jia is an independent legal person and none of them is exposed to liabilities incurred by the other party. Other than pursuant to the contractual arrangements between Lotus and Lotus East, Lotus East does not transfer any other funds generated from its operations to Lotus. As of September 6, 2006 we entered into the following contractual arrangements with each of Liang Fang and En Zhe Jia:

Consulting Services Agreement. Pursuant to the exclusive consulting services agreements between Lotus and Lotus East, Lotus has the exclusive right to provide to Lotus East general pharmaceutical business operations services as well as consulting services related to the technological research and development of pharmaceutical products as well as general business operation advice and strategic planning (the “Services”). Under this agreement, Lotus owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. Lotus East pays a quarterly consulting service fees in Renminbi (“RMB”) to Lotus that is equal to all of Lotus East’s revenue for such quarter.

Operating Agreement. Pursuant to the operating agreement among Lotus, Lotus East and all shareholders of Lotus East (collectively “Lotus East’s Shareholders”), Lotus provides guidance and instructions on Lotus East’s daily operations, financial management and employment issues. The shareholders of Lotus East must designate the candidates recommended by Lotus as their representatives on Lotus East’s board of directors. Lotus has the right to appoint senior executives of Lotus East. In addition, Lotus agrees to guarantee Lotus East’s performance under any agreements or arrangements relating to Lotus East’s business arrangements with any third party. Lotus East, in return, agrees to pledge its accounts receivable and all of its assets to Lotus. Moreover, Lotus East agrees that without the prior consent of Lotus, Lotus East will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Lotus East, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is ten (10) years from September 6, 2006 and may be extended only upon Lotus’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement. Under the equity pledge agreement between the shareholders of Lotus East and Lotus, the shareholders of Lotus East pledged all of their equity interests in Lotus East to Lotus to guarantee Lotus East’s performance of its obligations under the technology consulting agreement. If Lotus East or Lotus East’s Shareholders breaches its respective contractual obligations, Lotus, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Lotus East’s Shareholders also agreed that upon occurrence of any event of default, Lotus shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Lotus East’s Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Lotus may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The shareholders of Lotus East agreed not to dispose of the pledged equity interests or take any actions that would prejudice Lotus’ interest. The equity pledge agreement will expire two (2) years after Lotus East’s obligations under the exclusive consulting services agreements have been fulfilled.

Option Agreement.  Under the option agreement between the shareholders of Lotus East and Lotus, the shareholders of Lotus East irrevocably granted Lotus or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Lotus East for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Lotus or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from September 6, 2006 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement. Pursuant to the proxy agreement among Lotus and Lotus East’s Shareholders, Lotus East’s Shareholders agreed to irrevocably grant a person to be designated by Lotus with the right to exercise Lotus East’s Shareholders’ voting rights and their other rights, including the attendance at and the voting of Lotus East’s Shareholders’ shares at the shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Lotus East, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of Lotus East. The term of this Proxy Agreement is ten (10) years from September 6, 2006 and may be extended prior to its expiration by written agreement of the parties.

LOTUS EAST

As discussed above, our operations are conducted through Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and its affiliated company, Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia”), both of which are limited liability companies headquartered in PRC and organized under the laws of PRC (hereinafter, referred to together as “Lotus East”). Liang Fang was organized in November 1999 and En Zhe Jia was organized in August 1999.

PRINCIPAL PRODUCTS OR SERVICES

Lotus East is engaged in research, development, production, marketing and sales of pharmaceutical products. It is based on Beijing, China and engaged in the production, trade and retailing of pharmaceuticals. Lotus East develops high quality, low cost generic medication and other over-the-counter drugs.

Drug Development and Production

Development and production of pharmaceuticals is Lotus’ largest and most profitable business. The Company’s principal pharmaceutical products include:

Valsartan

The Company obtained SFDA approval to sell Valsartan in 2000. Among its best selling products, Valsartan is a drug that treats hypertension or high blood pressure.

High blood pressure adds to the workload of the heart and arteries. If it continues for a long time, the heart and arteries may not function properly. This can damage the blood vessels of the brain, heart, and kidneys, resulting in a stroke, heart failure, or kidney failure. High blood pressure may also increase the risk of heart attacks. These problems may be less likely to occur if blood pressure is controlled.

Valsartan works by blocking a substance in the body that causes blood vessels to tighten. As a result, Valsartan relaxes blood vessels. This lowers blood pressure and increases the supply of blood and oxygen to the heart.

The Company’s goal is to make Valsartan the number one prescribed brand in its class of high blood pressure medications in the PRC.

Brimonidine Tartrate Eyes Drops

This is a drug used to constrict adrenaline receptors, an important step in treating glaucoma. The drug was first put into market in the U.S. in 1998 and in February 2, 1999, had the Company received the rights to manufacture and release the drug in the Chinese market. A fast and obvious curative effect, very few side effects, a very high exponent of cure and high endurement are prime features of the drug. It will produce no harmful effects of reducing blood pressure, resulting in calmness and so on, much like diazepam.

Leflunomide

Leflunomide is a medicine for the treatment of rheumatoid arthritis, systematically erythematic lupus, and psoriasis. It also has functions such as anti-rejection.

Levofloxacin Lactate

Levofloxacin is a popular anti-bacterial drug with indications of all kinds of bacterial inflections and used for medical care.

These drugs are being marketed and sold only in PRC currently.

Retail Drugstores

Lotus owns and operates 10 drug stores throughout many different districts of Beijing, including:

•	Xin Zhong Tai Drugstore
•	Long Ren Tang Drugstore
•	Wan Shou Road Drugstore
•	He Ping Li Drugstore
•	Feng Lin Lu Zhou
•	Youth Lake Drugstore
•	Capital Airport Drugstore
•	Young An Zhong Sheng Drugstore
•	Cheng Zhuang Road Drugstore
•	Feng Tai Drugstore

These 10 drugstores all deal in 5,000 types of Western and traditional Chinese medications, and medical treatment equipment. The drugstores attempt to compete according to lower pricing and more efficient distribution and management practices. All of the drugstores are located in Beijing, China.

The Company also obtains revenue through manufacturing and inspection-related services.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES AND OUR CUSTOMERS

Many of the Company’s drug products are sold through its retail drug stores. In addition, the Company has a distribution network covering Beijing, Shanghai, GuangDong, Inner Mongolia, Ningxia, Henan, Hubei, LiaoNing, HeiLongjiang, Guangxi, Jiangsu, Hebei, Anhui provinces in the PRC. Currently, we have approximately 69 distribution agents throughout the PRC. The Company will continue to establish more representative offices and engage additional distribution agents in order to strengthen its distribution network.

The Company recognizes the importance of branding as well as packaging. All of our Company’s products bear a uniform brand but we also brand and package our products with specialized designs to differentiate the different categories of the Company’s products.

We conduct promotional marketing activities to publicize and enhance the Company’s image as well as to reinforce the recognition of the Company’s brand name include:

1.	publishing advertisements and articles in national as well as specialized and provincial newspapers, magazines, and in other media, including the Internet;

2.	participation in national meetings, seminars, symposiums, exhibitions for bio-pharmaceutical and other related industries;

3.	organizing cooperative promotional activities with distributors; and

4.	sending direct mail to major physician offices and laboratories.

Our Company currently has over 1,000 customers, including over 30 major direct customers in Beijing, Shanghai, GuangDong, Inner Mongolia, Ningxia, Henan, Hubei, LiaoNing, HeiLongjiang, Guangxi, Jiangsu, Hebei, Anhui provinces in the PRC.

COMPETITION

We have two major competitors in the PRC: Zhuhai Lizhu and Beijing Nohua. These companies have more assets and have a larger market share. The Company is able to compete with these competitors because of the strong R&D capability, extensive sales network and lower prices. Other than these two competitors, most of other competitors produce only one or two products.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

Jiangxi Dadi and our own production facilities supplied over fifty percent (50%) of the raw materials we used to manufacture our products. The Company designs, creates prototypes and manufactures its products at its manufacturing facilities located at Beijing, PRC. Our principal raw materials include Brimonidine Tartrate, Brimonidine Tartrate and Valsartan. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical prices, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We rely on a combination of trademark, copyright and trade secret protection laws in PRC and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. We have an issued patented special technology in PRC, valid for 10 years and we intend to apply for more patents to protect our core technologies. We also enter into confidentiality, non-compete and invention assignment agreements with our employees and consultants and nondisclosure agreements with third parties. “Maixing” and “Liang Fang” are our registered trademarks in the PRC.

Bio-pharmaceutical companies are at times involved in litigation based on allegations of infringement or other violations of intellectual property rights. Furthermore, the application of laws governing intellectual property rights in the PRC and abroad is uncertain and evolving and could involve substantial risks to us.

GOVERNMENT APPROVAL AND REGULATION OF THE COMPANY’S PRINCIPAL PRODUCTS OR SERVICES

The Drug Administration Law of the PRC governs us and our products. The State Food & Drug Administration of the PRC regulates and implements our drug laws. The State FDA has granted the Company six government permits for us to produce the following products: Valsartan Capsules, Levofloxacin Lactate for Injection and Brimonidine Tartrate Eyes Drops.

The approval process takes about two years: including local SFDA approval, Local SFDA test, State SFDA processing, state SFDA expert valuation, clinical trial, final approval.

No enterprise may start production at its facilities until it receives approval from the Ministry of Agriculture to begin operations. The Company currently has obtained the requisite approval and licenses from the Ministry of Agriculture in order to operate our production facilities.

RESEARCH AND DEVELOPMENT

We place great emphasis on product research and development. The Company has established two research and development centers. Major projects currently being undertaken at these centers focus on the following:

1. Calcium Dibutyryl Adenosine Monophosphate for Injection
2. Rabeprazole Sodium
3. Rabeprazole Sodium Enteric-coated Tablets
4. Compound Allantoin Dispersible Tablets

In 2004, we spent approximately $1.18 million or approximately 8% of the Company’s 2004 revenue, on research and development of various bio-pharmaceutical products. In 2005, the Company spent approximately $1.79 million or approximately 10% of the Company’s 2005 revenue on research and development of products. Most of the research and development expenditure for 2006 will occur in the second half of 2006 and will be made available at the year end. For the six months ended June 30, 2006, we did not incur research and development costs. We expect to begin new research and development projects in the latter part of 2006.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

In compliance with PRC environmental regulations, the Company spent approximately $50,000 in 2004, $50,000 in 2005, and approximately $20,000 for the first six months of 2006, mainly for waste discharge processing and dust cleaning.

EMPLOYEES

In 2004, the Company had 380 employees, of which 200 worked as full time employees. In 2005, the Company had 450 employees, of which 200 worked as full time employees. Currently, the Company has 550 employees, 200 of which are full time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

The following discussion of the financial condition and results of operation of S.E. Asia Trading, Inc. should be read in conjunction with the financial statements and the notes to those statements included in this Form 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors”, actual results may differ materially from those anticipated in the forward-looking statements.

On September 6, 2006, we entered into a definitive Share Exchange Agreement with Lotus Pharmaceutical International, Inc. (“Lotus”), whereby we would acquire all of the outstanding common stock of Lotus in exchange for newly-issued shares of our common stock to Lotus’ shareholders.  On September 28, 2006 (the closing date), Lotus became our wholly-owned subsidiary and Lotus’ shareholders own the majority of our voting stock. The acquisition of Lotus by us will be accounted for as a reverse merger because on a post-merger basis, the former shareholders of Lotus held a majority of our outstanding common stock on a voting and fully-diluted basis. As a result, Lotus is deemed to be the acquirer for accounting purposes.

Additionally, on September 6, 2006, Lotus entered various agreements with Liang Fang Pharmaceuticals Co. Ltd. (“Liang Fang”) and Beijing Enzejiashi Pharmaceutical Co., Ltd. (“Enzejiashi”) (herein referred to as “Lotus East”) whereby the shareholders of Lotus East transferred all operating, voting and control to Lotus. Lotus was incorporated under the laws the State of Nevada on August 28, 2006 to develop and market pharmaceutical products in the People's Republic of China (“PRC” or “China”). The acquisition of the Lotus East by Lotus will be accounted for as a reverse merger because on a post-merger basis, the members of Lotus East held a majority of the outstanding common stock of Lotus on a voting and fully-diluted basis.

As a result of the share exchanges, Lotus East was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of Lotus East for all periods prior to our acquisition of Lotus on September 28, 2006, and the financial statements of the consolidated companies from the acquisition date forward.

For purposes of the following discussion and analysis, references to ‘‘we’’, ‘‘our’’, ‘‘us’’ refers to Lotus East.

Liang Fang is a Chinese limited liability company and was formed under laws of the People’s Republic of China on June 21, 2000 and is engaged in the production, trade and retailing of pharmaceuticals. Further, Liang Fang is focused on development of innovative medicines and investing strategic growth to address various medical needs for patients worldwide. Liang Fang’s operations are based in Beijing, China.

Liang Fang owns and operates several drug stores throughout Beijing, China. These drugstores sell Western and traditional Chinese drinking pieces, and medical treatment facilities.

Liang Fang’s affiliate, Beijing Enzejiashi Pharmaceutical Co., Ltd. (“Enzejiashi”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China on September 17, 1999. Enzejiashi is the sole manufacturer of pharmaceuticals for the Company and maintains facilities for the production of medicines, patented Chinese medicine, as well as the research and production of other new medicines.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or US GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. We have identified the policy below as critical to our business operations and understanding of our financial results:

Accounts receivable

We have a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2005, we have established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $45,205.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives for property and equipment are as follows:

Buildings and leasehold improvement	20 to 40 years
Manufacturing equipment	10 to 15 years
Office equipment and furniture	5 to 8 years

Income taxes

Taxes are calculated in accordance with taxation principles currently effective in the PRC. The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Results of Operations

Six months ended June 30, 2006 as compared to the six months ended June 30, 2005

Net revenues

Net revenues for the six months ended June 30, 2006 were $15,411,801 as compared to net revenues of $8,748,753 for the six months ended June 30, 2005, an increase of $6,663,048 or approximately 76%. For the six months ended June 30, 2006, sales of tangible products accounted for $13,764,135 or 89% of our revenues as compared to $8,748,753 or 100% for the six months ended June 30, 2005. The significant increase in tangible product revenues is mainly attributed to continued strong sales of our best selling product, VALSARTAN Capsules, a medicine primarily intended to treat hypertension or high blood pressure. Other revenues, primarily attributable to manufacturing and examination/inspection service income amounted to $1,647,666 or approximately 11% of our revenues for the six months ended June 30, 2006 as compared to 0% for the comparable six month period in fiscal 2005.

Cost of sales

Cost of sales includes raw materials, packing materials, shipping, and manufacturing costs, which includes allocated portion of overhead expenses such as utilities and depreciation directly related to product production. For the six months ended June 30, 2006, cost of sales amounted to $11,264,121 or approximately 73% of net revenues as compared to cost of sales of $7,118,851. The decrease in cost of sales as a percentage of net revenues for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005 is attributable to increase revenues from our other revenues from manufacturing and examination/inspection services for the six months ended June 30, 2006 as compared to $0 for the six months ended June 30, 2005.

Gross profit

Gross profit for the six months ended June 30, 2006 was $4,147,680 or approximately 27% of net revenues, as compared to $1,629,902 or approximately 19% of revenues for the six months ended June 30, 2005. The increase in gross profit was attributable to increased revenues from our other revenues from manufacturing and examination/inspection services for the six months ended June 30, 2006 which we did not have a comparable other revenues for the six months ended June 30, 2005. Although we recognized higher than average gross profits during the six month ended June 30, 2006, there could be no assurances that we will continue to recognize similar gross profit margin in the future.

Operating expenses

Total operating expenses for the six months ended June 30, 2006 were $1,714,412, an increase of $102,370, or approximately 6%, from total operating expenses in the six months ended June 30, 2005 of $1,611,772. This increase included the following:

For the six months ended June 30, 2006, selling expenses amounted to $476,746 as compared to $125,360 for the six months ended June 30, 2005, an increase of $351,386 or approximately 280%. This increase is attributable to increase shipping costs to customers of approximately $306,000 and increased advertising costs of approximately $46,000. We expect our selling expenses to increase as our revenues increase and expect to spend increased funds on adverting and promotion of our products as well as sales training. During fiscal 2006 we intend to expand our marketing efforts related to our products.

For the six months ended June 30, 2006, salaries and wages and related benefits increased by approximately $421,689 to $567,548 for the six months ended June 30, 2006 from $145,859 in the 2005 period due to the hiring of additional employees.

We did not incur research and development costs during the six months ended June 30, 2006 as compared to $996,681 for the six months ended June 30, 2005. In fiscal 2006, we ceased our research and development activities to concentrate on the sale and marketing of developed products. As of the date of this filing, we cannot predict when we will begin the development of new pharmaceutical products or incur the related costs.

For the six months ended June 30, 2006, general and administrative expenses were $669,848 as compared to $343,872 for the six months ended June 30, 2005, an increase of $325,976, or approximately 95% as summarized below:

	Six months ended June 30,
	2006	2005
Amortization	$91,583	$88,357
Bad debt	67,195	13,292
Depreciation	10,604	10,302
Rent	123,248	117,299
Travel and entertainment	145,234	5,003
Other	231,984	109,619

Total	$669,848	$343,872

The changes in these expenses from the six months ended June 30, 2006 as compared to the six months ended June 30, 2005 included the following:

•	Amortization of patents increased by $3,226 or approximately 4%.

•	An increase of $53,903, in bad debt expenses due to the increase in write-off of our accounts receivable during the six months ended June 30, 2006.
•	Depreciation increased by $302 or approximately 3%.
•	Rent increased by $5,949 or approximately 5% due to increase in monthly rentals of lease properties.
•	Travel and entertainment expenses increased by $140,231 or 28% due to increased sales-related travel.
•	Other selling, general and administrative expenses, which includes utilities, office supplies and expenses increased by $122,365 or 111.6%.

Income from operations

We reported income from operations of $2,433,538 for the six months ended June 30, 2006 as compared to income from operations of $18,130 for the six months ended June 30, 2005, an increase of $2,415,408 or approximately 13,323%.

Other income (expense)

For the six months ended June 30, 2006, total other income amounted to $430,816 as compared to $1,512,318 for the six months ended June 30, 2005, a decrease of $1,081,502. This change is primarily attributable to:

•	The sale of patent to a third party for a drug formula that we had developed in 2005 for approximately $1,207,000.

•	Advertising income from lease of billboard advertising space was $298,536 for the six months ended June 30, 2006 as compared to $0 for the six months ended June 30, 2005.

•
Rental income from lease of retail and counter space to various vendors on a short term basis for the six months ended June 30, 2006 was approximately $337,000 as compared to $305,000 for the six months ended June 30, 2005, an increase of approximately $32,000.

•	Interest expense was $205,253 as compared to $0 for the six months ended June 30, 2005, an increase of $205,253 due to our notes payable to related parties issued during December 2005.

Net income

As a result of these factors, we reported net income of $2,864,354 for the six months ended June 30, 2006 as compared to net income of $1,528,605 for the six months ended June 30, 2005.

Fiscal year ended December 31, 2005 ("Fiscal 2005") as compared to the fiscal year ended December 31, 2004 ("Fiscal 2004")

Net revenues

Net revenues for fiscal 2005 were $17,728,421 as compared to net revenues of $12,123,308 for fiscal 2004, an increase of $5,605,113 or approximately 46%. During fiscal 2005 we introduced several new products which had been in development for a period of time and reformulated several existing products; these new and reformulated products were partially attributable for our increased sales in fiscal 2005.

Cost of sales

Cost of sales includes raw materials, packing materials, shipping and manufacturing costs, which includes allocated portion of overhead expenses such as utilities and depreciation directly related to product production. For the year ended December 31, 2005, cost of sales amounted to $14,584,682 or 82.3% of net revenues as compared to cost of sales of $10,015,640 or 82.6% of net revenues for the year ended December 31, 2004.

Gross profit

Gross profit for fiscal 2005 was $3,143,739 or 17.7% of net revenues, as compared to $2,107,668 or 17.4% of revenues for the fiscal 2004.

Operating expenses

Total operating expenses for the year ended December 31, 2005 were $3,146,801, an increase of $997,022, or approximately 46%, from total operating expenses for the year ended December 31, 2004 of $2,149,779. This increase included the following:

•
For fiscal 2005, selling expenses amounted to $414,361 as compared to $253,819 for fiscal 2004, an increase of $160,542 or approximately 63%. This increase is attributable to increase shipping costs to customers due to our revenue increases. We expect our selling expenses to increase as our revenues increase and expect to spend increased funds on advertising and promotion as well as sales training. During fiscal 2006 we intend to expand our marketing efforts related to our products.

•
For the year ended December 31, 2005, salaries and wages and related benefits increased by approximately $55,000 or 19.2% to $342,150 for the year ended December 31, 2005 from $286,936 in the fiscal 2004 period due to the hiring of additional employees.

•
For the year ended December 31, 2005, research and development costs were $1,759,756 as compared to $1,146,135 for the year ended December 31, 2004, an increase of $613,621 or 53.5%. We are actively conducting research and development on new formulations of our existing products. We had nine research and developments projects during fiscal 2005 as compared to seven projects in fiscal 2004. In fiscal 2006, we ceased our research and development activities to concentrate on the sale and marketing of developed products. As of the date of this filing, we cannot predict when we will begin the development of new pharmaceutical products or incur the related costs.

•	For fiscal 2005, general and administrative expenses were $630,534 as compared to $462,889 for fiscal 2004, an increase of $167,645, or approximately 36% as is summarized below:

	2005	2004
Amortization	$178,577	$186,597
Bad debt	26,865	17,453
Depreciation	19,959	26,212
Rent	238,610	175,121
Travel and entertainment	13,172	13,026
Other	153,351	44,480

Total	$610,575	$436,677

The changes in these expenses from fiscal 2005 as compared to fiscal 2004 included the following:

•	amortization of patents decreased by $8,020 or approximately 4% due to the sale of a patent in fiscal 2005.
•	an increase of $9,412, in bad debt expenses due to the increase in write-off of our accounts receivable during fiscal 2005.
•	depreciation expense decreased by approximately $6,253 to $19,959 for the year ended December 31, 2005 from $26,212 in the fiscal 2004 period.

•	rent increased by $63,489 or approximately 36% due to increase in monthly rentals of lease properties.
•	travel and entertainment expenses increased by $146 or 1%.
•	other selling, general and administrative expenses, which includes utilities, office supplies and other expenses increased by $108,871 or 244.8% and is related to an increase in operations.

Income from operations

We reported loss from operations of $3,062 for fiscal 2005 as compared to a loss from operations of $42,111 for fiscal 2004, a decrease of $39,049 or approximately 93%.

Other income (expense)

For fiscal 2005, total other income amounted to $1,837,093 as compared to $480,121 for fiscal 2004, an increase of $1,356,972. This change is primarily attributable to:

•	The sale of patent to a third party for a drug formula that we had developed in 2005 for approximately $1,220,000.

•
Rental income from lease of retail and counter space to various vendors on a short term basis for fiscal 2005 was approximately $617,000 as compared to $488,000 for fiscal 2004, an increase of approximately $129,000.

Net income

As a result of these factors, we reported net income of $1,831,712 for fiscal 2005 as compared to net income of $436,596 for fiscal 2004, an increase of $1,395,116 or 319.5%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.

At June 30, 2006, we had a cash balance of $649,314.

Our working capital position increased $3,716,370 to $9,667,606 at June 30, 2006 from $5,951,236 at December 31, 2005. This increase in working capital is primarily attributable to an increase of approximately $1.275 million in accounts receivable due from third parties, inventories (approximately $2.1 million) and prepaid expense and other current assets (approximately $157,000). The increase in accounts receivable and corresponding increase in inventories reflects the effects of increased sales during the six months period of fiscal 2006 and the corresponding receivables generated by those sales.

At June 30, 2006, our inventories of raw materials and finished goods totaled $9,094,713, an increase of approximately $2,170,000, or 31%, from December 31, 2005. During fiscal 2005 we introduced several new products which had been in development for a period of time and reformulated several existing products; these new and reformulated products were partially attributable for our increased sales in fiscal 2005 and for the six months ended June 30, 2006. We expect to maintain higher inventory levels to accommodate for anticipated future sales growth as well as a wider variety of products.

At June 30, 2006 our accounts receivable, allowance for doubtful accounts from third parties was $113,033 as compared to $45,205 at December 31, 2005 and reflects our best estimate of probable losses. In determining the allowance for doubtful accounts, our management reviews our accounts receivable aging as well as the facts and circumstances of specific customers which may indicate the collection of specific amounts are at risk. As is customary in the PRC, we extend relatively long payment terms to our customers. Our terms of sale generally require payment within four to six months, which is considerably longer than customary terms offered in the United States, however, we believe that our terms of sale are customary amongst our competitors for our a company our size within our industry. We also occasionally offer established customers longer payment terms on new products as an incentive to purchase these products, which has served to further increase the average days outstanding for accounts receivable. As the market for these new products is established, we will discontinue offering this sales incentive. Occasionally we will request a customer prepay an order prior to shipment. At June 30, 2006 our balance sheet reflected advances from customers of $106,466, a decrease of $78,732, or approximately 43%, from December 31, 2005.

Our balance sheet at June 30, 2006 also reflects an amount due to related parties of $1,018,230 which is a working capital loan made to us by our President, vice-president and an officer of the Company. These loans are non-interest bearing and are due on demand.

Our balance sheet at June 30, 2006 also reflects notes payable to related parties of approximately $8.1 million due on December 30, 2015 which is a working capital loan made to us by certain officers, directors and employees of the Company. These loans bear a variable annual interest at 80% of current bank rate and are unsecured.

Net cash provided by operating activities for the six months ended June 30, 2006 was $321,295 as compared to $2,227,558 for the six months ended June 30, 2005. For the six months ended June 30, 2006, net cash provided by operating activities was attributable primarily to increases in our accounts receivable and inventory balances of $1,275,356 and $2,110,214, respectively, offset by net income of $2,864,354, depreciation and amortization of $288,019, an increase in allowance for doubtful accounts of $67,195 and changes in other asset and liability accounts of $487,297. For the six months ended June 30, 2005, net cash provided by operating activities was attributable primarily to our net income of $1,528,605, a decrease in our inventory of $318,314, a decrease in prepaid and other current assets of $121,107, an increase accounts payable and accrued expense of $26,832 and other current payable of $128,856, and the add back of non-cash items such as depreciation of $212,099, offset by cash used to fund a net increase in accounts receivable of $25,947 and changes in other assets and liabilities and non-cash items of $82,308.

Net cash provided by investing activities for the six months ended June 30, 2006 was $501,853 attributable to payment received from related parties. Net cash used in investing activities for the six months ended June 30, 2005 amounted to $2,851,468 which consisted of $2,840,274 attributable to advances made to an affiliated company owned by one of our officers and purchases of equipment of $11,194.

Net cash used in financing activities was $338,028 for the six months ended June 30, 2006 and was attributable to payments on related party advances as compared to net cash provided by financing activities of $1,376,855 for the six months ended June 30, 2005 and reflects proceeds received from related party advances.

We reported a net increase in cash for the six months ended June 30, 2006 of $488,380 as compared to a net increase in cash of $752,878 for the six months ended June 30, 2005.

We currently have no material commitments for capital expenditures. Other than working capital and loans, we presently have no other alternative source of working capital. We want to build an additional manufacturing line and upgrade our manufacturing facilities and technologies, in order to expand our products. We do not have sufficient working capital to fund the additional line and upgrade our manufacturing facilities and technologies as well as providing working capital necessary for our ongoing operations and obligations. We will need to raise additional working capital to complete this project. We may seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to our company. At this time, we have no commitments or plans to obtain additional capital.

RISK FACTORS

FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Lotus East commenced operations in 1999 and first achieved profitability in the year ended December 31, 2000. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the pharmaceutical industry in China. Some of these risks and uncertainties relate to our ability to:

  maintain our market position in the pharmaceuticals business in China;
  offer new and innovative products to attract and retain a larger customer base;
  attract additional customers and increase spending per customer;
  increase awareness of our brand and continue to develop user and customer loyalty;
  respond to competitive market conditions;
  respond to changes in our regulatory environment;
  manage risks associated with intellectual property rights;
  maintain effective control of our costs and expenses;
  raise sufficient capital to sustain and expand our business;
  attract, retain and motivate qualified personnel; and
  upgrade our technology to support additional research and development of new products.
If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We May Need Additional Financing to Execute Our Business Plan

The revenues from the production and sale of pharmaceutical products and the projected revenues from these products are not adequate to support our expansion and product development programs.  We will need substantial additional funds to build our new production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products.  We will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our Success Depends On Collaborative Partners, Licensees and Other Third Parties Over Whom We Have Limited Control

Due to the complexity of the process of developing pharmaceuticals, our core business depends on arrangements with pharmaceutical institutes, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of our products. We have one research collaboration and outsource other business functions.  Our license agreements could obligate us to diligently bring potential products to market, make milestone payments and royalties that, in some instances, could be substantial, and incur the costs of filing and prosecuting patent applications.  There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

A number of risks arise from our dependence on collaborative agreements with third parties.  Product development and commercialization efforts could be adversely affected if any collaborative partner:

  terminates or suspends its agreement with us
  causes delays
  fails to timely develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials fails to adequately perform clinical trials
  determines not to develop, manufacture or commercialize a product to which it has rights or otherwise fails to meet its contractual obligations.

Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

The Profitability of Our Products Will Depend in Part on Our Ability to Protect Proprietary Rights and Operate Without Infringing the Proprietary Rights of Others

The profitability of our products will depend in part on our ability to obtain and maintain patents and licenses and preserve trade secrets, and the period our intellectual property remains exclusive.  We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights. The patent positions of pharmaceutical and biotechnology enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.    The biotechnology patent situation outside the U.S. is uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S.  Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.

Most of our drug products have been approved by the PRC’s Food and Drug Administration (SFDA) but have not received patent protection. For instance, Valsartan, one of our most profitable products, is produced by other companies in China, including Novartis. If Novartis or any other company were to obtain patent protection for Valsartan in China, or for any of our other drug products, it would have a material adverse effect on our revenue.

Other companies may independently develop similar products and design around any patented products we develop.  We cannot assure you that:

  any of our patent applications will result in the issuance of patents we will develop additional patentable products
  the patents we have been issued will provide us with any competitive advantages the patents of others will not impede our ability to do business; or
  third parties will not be able to circumvent our patents.

A number of pharmaceutical, biotechnology, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business.  If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied.  Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection.  If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the biotechnology industry.  Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development.  There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation.  Similarly, we may need to participate in interference proceedings declared by the U.S. Patent and Trademark Office or equivalent international authorities to determine priority of invention.  We could incur substantial costs and devote significant management resources to defend our patent position or to seek a declaration that another company’s patents are invalid.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets. There are no assurances that we will be able to meaningfully protect our trade secrets.  We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We May Encounter Difficulties in Manufacturing our Products

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations.  If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products. Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources.  If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We Could Need More Clinical Trials or Take More Time to Complete Our Clinical Trials Than We Have Planned

Clinical trials vary in design by factors including dosage, end points, length, and controls.  We may need to conduct a series of trials to demonstrate the safety and efficacy of our products.  The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products. Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We rely on collaborators, including academic institutions, governmental agencies and clinical research organizations, to conduct, supervise, monitor and design some or all aspects of clinical trials involving our products.  Since these trials depend on governmental participation and funding, we have less control over their timing and design than trials we sponsor.  Delays in or failure to commence or complete any planned clinical trials could delay the ultimate timelines for our product releases.  Such delays could reduce investors’ confidence in our ability to develop products, likely causing our share price to decrease.

We May Not Be Able to Obtain the Regulatory Approvals or Clearances That Are Necessary to Commercialize Our Products

The PRC and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of pharmaceutical products.  Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured.  Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products.  Addressing these criteria requires considerable data collection, verification and analysis.  We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of which are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization. These steps and the process of obtaining required approvals and clearances can be costly and time-consuming.  If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:
  the commercialization of our products could be adversely affected;
  any competitive advantages of the products could be diminished; and
  revenues or collaborative milestones from the products could be reduced or delayed.
Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate.  Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Any marketed product and its manufacturer will continue to be subject to strict regulation after approval.  Results of post-marketing programs may limit or expand the further marketing of products.  Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

In manufacturing our products we will be required to comply with applicable good manufacturing practices regulations, which include requirements relating to quality control and quality assurance, as well as the maintenance of records and documentation.  We cannot comply with regulatory requirements, including applicable good manufacturing practice requirements, we may not be allowed to develop or market the product candidates.  If we or our manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including fines, product recalls or seizures, injunctions, refusal of regulatory agencies to review pending market approval applications or supplements to approve applications, total or partial suspension of production, civil penalties, withdrawals of previously approved marketing applications and criminal prosecution.

Competitors May Develop and Market Pharmaceutical Products That Are Less Expensive, More Effective or Safer, Making Our Products Obsolete or Uncompetitive

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do.  Technological competition from pharmaceutical companies and biotechnology companies is intense and is expected to increase.  Other companies have developed technologies that could be the basis for competitive products.  Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing.  Alternative products may be developed that are more effective, work faster and are less costly than our products.  Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours.  In addition, other forms of treatment may be competitive with our products. Over time, our technology or products may become obsolete or uncompetitive.

Our Products May Not Gain Market Acceptance

Our products may not gain market acceptance in the pharmaceutical community.  The degree of market acceptance of any product depends on a number of factors, including establishment and demonstration of clinical efficacy and safety, cost-effectiveness, clinical advantages over alternative products, and marketing and distribution support for the products.  Limited information regarding these factors is available in connection with our products or products that may compete with ours.

To directly market and distribute our pharmaceutical products, we or our collaborators require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities.  We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms.  If we or our partners cannot successfully market and sell our products, our ability to generate revenue will be limited.

Our Operations and the Use of Our Products Could Subject Us to Damages Relating to Injuries or Accidental Contamination.

Our research and development processes involve the controlled use of hazardous materials.  We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products.  The risk of accidental contamination or injury from handling and disposing of such materials cannot be completely eliminated. In the event of an accident involving hazardous materials, we could be held liable for resulting damages.  We are not insured with respect to this liability. Such liability could exceed our resources.  In the future we could incur significant costs to comply with environmental laws and regulations.

If We Were Successfully Sued for Product Liability, We Could Face Substantial liabilities That May Exceed Our Resources.

We may be held liable if any product we develop, or any product which is made using our technologies, causes injury or is found unsuitable during product testing, manufacturing, marketing, sale or use. These risks are inherent in the development of agricultural and pharmaceutical products. We currently do not have product liability insurance. We are not insured with respect to this liability. If we choose to obtain product liability insurance but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any injury caused by our products, our liability could exceed our total assets.

We Have Limited Business Insurance Coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Our Success Depends on Attracting and Retaining Qualified Personnel

We depend on a core management and scientific team.  The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates.  Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation.  We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.  If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our affiliated Chinese entity, Lotus East, and its shareholders. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of pharmaceutical business and companies, including limitations on our ability to own key assets.

The PRC government regulates the pharmaceutical industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the pharmaceutical industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the pharmaceutical industry include the following:
  we only have contractual control over Lotus East. We do not own it due to the restriction of foreign investment in Chinese businesses; and
  uncertainties relating to the regulation of the pharmaceutical business in China, including evolving licensing practices, means that permits, licenses or operations at our company may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, pharmaceutical businesses in China, including our business.

In order to comply with PRC laws limiting foreign ownership of Chinese companies, we conduct our pharmaceutical business through Lotus East by means of contractual arrangements. If the PRC government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected.

The PRC government restricts foreign investment in pharmaceutical businesses in China. Accordingly, we operate our business in China through Lotus East. Lotus East holds the licenses and approvals necessary to operate our pharmaceutical business in China. We have contractual arrangements with Lotus East and its shareholders that allow us to substantially control Lotus East. We cannot assure you, however, that we will be able to enforce these contracts.

Although we believe we comply with current PRC regulations, we cannot assure you that the PRC government would agree that these operating arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our contractual arrangements with Lotus East and its shareholders may not be as effective in providing control over these entities as direct ownership.

Since PRC law limits foreign equity ownership in companies in China, we operate our pharmaceutical business through two affiliated Chinese companies, collectively referred to as Lotus East. We have no equity ownership interest in Lotus East and rely on contractual arrangements to control and operate such business. These contractual arrangements may not be as effective in providing control over Lotus East as direct ownership. For example, Lotus East could fail to take actions required for our business despite its contractual obligation to do so. If Lotus East fails to perform under their agreements with us, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot assure you that Lotus East’s shareholders would always act in our best interests.

The Chairman of the Board of Directors of Lotus East has potential conflicts of interest with us, which may adversely affect our business.

Liu Zhong Yi, our Chief Executive Officer, is also the Chairman of the Board of Directors of the two affiliated companies that comprise Lotus East. Conflicts of interests between his duties to our company and Lotus East may arise. As Mr. Liu is a director and executive officer of our company, he has a duty of loyalty and care to us under Nevada law when there are any potential conflicts of interests between our company and Lotus East. We cannot assure you, however, that when conflicts of interest arise, Mr. Liu will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Mr. Liu could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Liu, we would have to rely on legal proceedings, which could result in the disruption of our business.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises and “new or high-technology enterprises” located in a high-tech zone, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, a foreign invested enterprise may enjoy preferential tax benefits if it is registered in a high-tech zone and also qualifies as “new or high-technology enterprise”. As a foreign invested enterprise as well as a certified “new or high-technology enterprise” located in a high-tech zone in Beijing, Lotus is entitled to a three-year exemption from enterprise income tax beginning from its first year of operation, a 7.5% enterprise income tax rate for another three years followed by a 15% tax rate so long as it continues to qualify as a “new or high-technology enterprise.” Lotus East is currently subject to a 7.5% enterprise income tax rate and will become subject to a 15% rate beginning in 2006 for so long as its status as a “new or high-technology enterprise” remains unchanged. Furthermore, Lotus may apply for a refund of the 5% business tax levied on its total revenues derived from its technology consulting services. If the PRC law were to phase out preferential tax benefits currently granted to “new or high-technology enterprises” and technology consulting services, we would be subject to the standard statutory tax rate, which currently is 33%, and we would be unable to obtain business tax refunds for our provision of technology consulting services. Loss of these preferential tax treatments could have a material and adverse effect on our financial condition and results of operations.

Lotus East is subject to restrictions on making payments to us.

We are a holding company incorporated in the State of Nevada and do not have any assets or conduct any business operations other than our investments in our affiliated entity in China, Lotus East. As a result of our holding company structure, we rely entirely on payments from Lotus East under our contractual arrangements. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on its own in the future, the instruments governing the debt may restrict its ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our ordinary shares.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entity, Lotus East. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our PRC counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Lotus East. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

To Date, We Have Not Paid Any Cash Dividends and No Cash Dividends Will be Paid in the Foreseeable Future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings for the company's operations.

The Application of the "Penny Stock" Rules Could Adversely Affect the Market Price of Our Common Stock and Increase Your Transaction Costs to Sell Those Shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our Common Shares are Thinly Traded and, You May be Unable to Sell at or Near Ask Prices or at All if You Need to Sell Your Shares to Raise Money or Otherwise Desire to Liquidate Your Shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; the termination of our contractual agreements with Lotus East; and additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders and their affiliated entities will own approximately 97% of our outstanding ordinary shares, representing approximately 97% of our voting power. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the company.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights to our Directors, Officers and Employees may Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, however we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative Actions, Higher Insurance Costs and Potential New Accounting Pronouncements may Impact our Future Financial Position and Results of Operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past Activities Of The Company And Its Affiliates May Lead To Future Liability For The Company.

Prior to our entry into the Share Exchange Agreement with Lotus on September 6, 2006, the Company engaged in businesses unrelated to its current operations. Although the SEAA Shareholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which Lotus is not completely indemnified may have a material adverse effect on the Company.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

  actual or anticipated fluctuations in our quarterly operating results;
  changes in financial estimates by securities research analysts;
  conditions in pharmaceutical and agricultural markets;
  changes in the economic performance or market valuations of other pharmaceutical companies;

  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;
  addition or departure of key personnel;
  fluctuations of exchange rates between RMB and the U.S. dollar;
  intellectual property litigation;
  general economic or political conditions in China.
In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by SEC have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

DESCRIPTION OF PROPERTY

The Company’s U.S. headquarters is currently located in approximately 300 square feet of office space at Boca Corporate Plaza, 7900 Glades Road, Suite 420, Boca Raton, Florida 33434. The Company shares this space with Genesis Technology Group, Inc. (“Genesis”). Currently, Genesis pays all the rent for this space and we do not pay any rent to Genesis. Genesis owns 16.32% of the Company’s issued and outstanding common stock.

In China, the Company has the following properties leased in Beijing, China:

Property Location (District of Beijing, China)	Area (sq. ft)	Lease Expiration Period	Purpose
Fengtai District	4,413	August 31, 2006	Liang Fang headquarters
Fengtai District	11,345	December 31, 2006	Liang Fang warehouse
Fengtai District	12,917	December 31, 2015	Retail - Xinzhong Taita Pharmacy
Fengtai District	2,153	December 31, 2006	Retail - Nangong Pharmacy
Fengtai District	2,153	December 31, 2010	Retail - Chenzhuang Rd. Pharmacy
Haidian District	3,660	December 31, 2006	Retail - Wanshou Rd. Pharmacy
Dongcheng District	2,153	May 31, 2007	Retail - Qingnianhu Pharmacy
Dongcheng District	807	June 1, 2006	Retail - Hepingli Pharmacy
Chaoyang District	1,550	December 31, 2008	Retail - Capital Airport Pharmacy
Chaoyang District	2,691	December 14, 2006	Retail - Fenglinlvzhou Pharmacy
Fangshan District	4,306	December 31, 2018	Retail - Yonganzhongshen Pharmacy
Liujia Village	2,153	October 9, 2006	Retail Pharmacy
Chaoyan District	72,118	Property Owned by Lotus	En Zhe Jia Shi production and manufacturing facility

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT PRIOR TO THE SHARE EXCHANGE

The following table sets forth, as of September 28, 2006, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 28, 2006 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 6,513,400 shares of the Common Stock issued and outstanding on a fully diluted basis, as of September 28, 2006, prior to the Share Exchange.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Thomas G. Miller	5,000,000	77.62%
Common Stock	Gary V. Pilant	500,000	7.94%
Common Stock	Lynn Management, LLC (2)	400,000	6.35%
	All officers and directors as a group (1 person)	5,000,000	77.62%

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 1545 E. Interstate 30, Rockwall, Texas 75087.

(2)	Charlie Smith is the managing member of Lynn Management LLC and has voting and investment power with respect to the securities.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT
AFTER THE SHARE EXCHANGE

The following table sets forth information as of September 28, 2006 with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Share Exchange by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Share Exchange; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Common Stock	Dr. Liu Zhong Yi	18,782,400	45.50%
Common Stock	Dr. Ian Ashley	0	0
Common Stock	Mr. Li Ping	0	0
Common Stock	Mr. Liu Jin	0	0
Common Stock	Mr. Mel Rothberg	0	0
Common Stock	Mr. Song Zhenghong	6,708,000	16.25%
Common Stock	Ms. Xian Wenli	1,341,600	3.25%
Common Stock	Ms. Caeli Widger	0	0
Common Stock	Mr. Adam Wasserman	0	0
Common Stock	Genesis Technology Group, Inc.	6,736,896	16.32%
Common Stock	Genesis Equity Partners, LLC (3)	3,302,400	8.00%
Common Stock	Shaohua Tan (4)	3,170,304	7.68%
All officers and directors as a group (9 persons)		26,832,000	65.00%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: 7900 Glades Road, Suite 420, Boca Raton, Florida 33434.

(2)
The number of outstanding shares of common stock of Lotus is based upon 41,280,000 shares, taking into account the issuance of 40,041,600 new shares and the cancellation of a total of 5,275,000 shares pursuant to the Share Exchange Agreement.

(3)	Kenneth L. Clinton is the manager of Genesis Equity Partners, LLC and exercises sole voting and investment control over such shares.

(4)	Mr. Shaohua Tan’s address is Suite 310, Building B, Ideal Plaza, No. 3, Danling Street, Haidian District, Beijing 100080, China.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Exchange Agreement, the Company appointed eight new directors to its board of directors. Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Thomas G. Miller, the former President, Treasurer and Secretary of the Company, resigned from these positions. Following the resignation of Mr. Miller, Dr. Liu Zhong Yi was appointed Chief Executive Officer and President, and Mr. Adam Wasserman was appointed Chief Financial Officer.

The following tables summarizes the Company's current executive officers and directors of the Company:

Name	Age	Position
Dr. Liu Zhong Yi	45	Chief Executive Officer and Chairman of the Board
Mr. Adam Wasserman	42	Chief Financial Officer
Dr. Ian Ashley	37	Director
Mr. Li Ping	44	Director
Mr. Liu Jin	67	Director
Mr. Mel Rothberg	59	Director
Ms. Caeli Widger	32	Director
Ms. Xian Wenli	38	Director

Current Management

Dr. Liu Zhong Yi is the Chairman of the Board and Founder of Lotus Pharmaceutical International, Inc. in the United States and its Chinese antecedent, Liang Fang Pharmaceuticals Co., Ltd. in Beijing. Dr. Liu holds the title of Deputy Chief Physician, as a professional apothecary, in operating Lotus (Liang Fang) as one of China’s most innovative and fastest growing pharmaceutical companies. As a researcher and medical student, Dr. Liu excelled in the development of many new drugs in wide use in China today. While working for the Chinese Government in 1992, he established the Research Center of Space Flight Biological Engineering Technology, and continued his renowned research related to incretion diseases. Four years later, entering the private sector and invigorated by burgeoning capitalism in China, Dr. Liu started his first pharmaceutical company in Beijing.  He earned his Master’s Degree in Beijing hospitals, after doing his undergraduate studies in his homeland of Inner Mongolia.

Mr. Adam Wasserman has served as Chief Financial Officer for Lotus. He also serves as Chief Executive Officer of CFO Oncall, Inc. since October 1999. CFO Oncall, Inc. provides chief financial officer and controller services to companies on an outsourced basis. Mr. Wasserman currently serves as Chief Financial Officer for Transax International Limited since May 2005 and Chief Financial Officer for Genesis Technology Group, Inc. since 2000. From June 1991 to September 1999, Mr. Wasserman was an audit manager at American Express Tax & Business in Fort Lauderdale, Florida. During his tenure as manager, Mr. Wasserman successfully acted as an outsourced CFO and advisor to a diversified clientele in the wholesale, technology, distribution, medical, retail, and service industries in both the private and public sector. Prior to this, Mr. Wasserman served as senior auditor and staff accountant with Deloitte & Touche, LLP from June 1986 to May 1991. Mr. Wasserman holds a Bachelor of Administration from the New York State University at Albany and is a member of The American Institute of Certified Public Accountants and is the Treasurer and an Executive Board Member of the Gold Coast Venture Capital Association.

Dr. Ian Ashley is a Director on the founding Lotus Board of Directors. Previously he worked for Merck & Co. in Research and Development with focus on hypertension and calcium channel blockers. He is ABEM Board Certified in Emergency Medicine after finishing a residency in Emergency Medicine at Loma Linda University Medical Center in Southern California. Since 2002, Dr. Ashley has served as Attending Physician at Providence Hospital in Waco, Texas.  Dr. Ashley graduated Summa Cum Laude with degrees in Chemistry and Biochemistry from Oberlin College before graduating from Baylor College of Medicine in Houston, Texas in 1996.

Li Ping is a Director on the founding Lotus Board of Directors.  Mr. Ping served as salesman and deputy manager of the sales department of Beijing Dongcheng Medicine Wholesale Company in 1984-1999.  Since 2000, he served as director of Lotus Pharmaceuticals and is responsible for medicine and clinic promotions.  Mr. Ping graduated from the Beijing Medical School, apothecary.

Mr. Liu Jin is a Director on the founding Lotus Board of Directors.  Mr. Jin served as an accountant for the Finance Bureau of Liangcheng County from 1958-1970 and the as accountant and accountant general for Finance Bureau of Chayouqiqnqi of Inner Mongolia.  Since 2000, Mr. Jin has served as a director of Lotus Pharmaceuticals and has been responsible for finance.  Mr. Liu graduated from the Middling Finance School of Wulanchabu City of Inner Mongolia in 1958.

Mr. Mel Rothberg is a Director on the founding Lotus Board of Directors.  Mr. Rothberg has, over the last 30 years, participated in the development of the South Florida bioscience industry and is presently Chairman of Bioflorida’s South Florida Bioscience Consortium. Since October 2005, Mr. Rothberg has been Chairman and CEO of Advanced Processing and Imaging, CEO of Dharma Biomedical and CEO of Rothberg Associates, Inc. From March 1998 to April 2005, Mr. Rothberg was Executive Vice President, Operations of Viragen Inc., Plantation, Florida (VRA: AMEX) and Director of Viragen International Inc. (VGNI: OTCBB) and Viranative AB (Sweden), where he was responsible for manufacturing, regulatory, business development, marketing and sales of Viragen’s lead drug, Multiferon. Prior to Viragen, Mr. Rothberg was Vice President of Manufacturing and Business Development for Althin Medical a Swedish publicly traded company focused on the hemodialysis machine and disposables market. He previously held multiple roles with Dow Chemical and Cordis Dow and was instrumental in selling Dow’s dialysis division to Althin Medical. He held both international and domestic positions within Dow’s subsidiary CD Medical including responsibility for offices in Australia, Singapore and Japan and was Managing Director of Cordis Dow’s European manufacturing operations located in the Netherlands.

Ms. Caeli Widger is a Director on the founding Lotus Board of Directors. Since April 2000, Ms. Widger has directed large-scale staffing projects, ranging from sales force expansion to executive searches, for young technology companies on both coasts of the U.S. She is currently managing a talent search for Mimeo.com (www.mimeo.com), an international print-on-demand solutions provider named one of America's fastest-growing technology companies by Red Herring and the Deloitte Fast 50 List.  Ms. Widger co-directs The Sackett School, a renowned creative writing institute in New York City (www.sackettworkshop.com). She holds a BA from Wellesley College and an MFA from the University of Montana.

Ms. Xian Wenli is a Director on the founding Lotus Board of Directors. Ms. Xian served as a staff physician, attending physician and deputy chief physician in 731 Hospital of Spaceflight Ministry. Since 2000, Ms. Xian has served as director and Vice President of Lotus Pharmaceuticals where she is responsible for product quality.  Ms. Xian graduated from Western China Medical University with a Bachelor’s Degree.

EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $100,000 for the fiscal years ended December 31, 2005 or 2004, respectively. The following table summarizes all compensation received by our previous Chief Executive Officer, President and Chief Financial Officer in fiscal years 2005 and 2004.

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs	LTIP Payout ($)	All Other Compen-sation ($)
Thomas G. Miller	2005	$24,410
Former CEO and CFO	2004	$23,290

_______________

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended 2005, and for each prior fiscal year, the Company did not issue any options or Stock Appreciation Rights to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR LOTUS

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS

During the most recent fiscal year, our sole director did not receive any compensation for his services as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOTUS’S CONTRACTUAL ARRANGEMENTS WITH LOTUS EAST AND ITS SHAREHOLDERS

PRC law currently limits foreign equity ownership of Chinese companies. To comply with these foreign ownership restrictions, we operate our business in China through a series of contractual arrangements with Lotus East and its majority shareholders that were executed on September 6, 2006. For a description of these contractual arrangements, see “Contractual Arrangements with Lotus East and Its Shareholders.”

RELATED PARTY TRANSACTIONS OF LOTUS EAST

Set forth below are the related party transactions between Lotus East’s shareholders, officers and/or directors, and Lotus East, with whom Lotus has contractual arrangements which give Lotus the ability to substantially influence Lotus East’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

Revolving Line of Credit.

On December 31, 2005, Lotus East entered into a Loan Agreement with Dr. Liu Zhong Yi, the Company’s Chief Executive Officer and Chairman of the Board, whereby Dr. Liu agreed to grant Lotus East a revolving line of credit of approximately US$1,268,477 for the purpose of purchasing raw materials and equipment. The term of the loan is 10 years and the interest rate is at a 20% discount to the PRC banking loan interest rate, payable annually.

On December 31, 2005, Lotus East entered into a Loan Agreement with Song Zhenghong, a director of the Company, whereby Mr. Song agreed to grant Lotus East a revolving line of credit of approximately US$3,035,170 for the purpose of purchasing raw materials and equipment. The term of the loan is 10 years and the interest rate is at a 20% discount to the PRC banking loan interest rate, payable annually.

Lease Agreement

Dr. Liu also leases to Lotus East a 249 square meter retail space for no charge. The lease expires Dec 31, 2010.

General Partnership Agreement

On March 15, 2006, Lotus East entered into a General Partnership Agreement (the “Partnership Agreement”) with Genesis Equity Partners, LLC (“GEP”) to engage GEP as a non-exclusive external consultant in connection with financial and related matters, including assisting Lotus East in becoming a publicly traded company in the United States. The term of the Partnership Agreement is eighteen (18) months. Pursuant to the Partnership Agreement, GEP received 35% of the outstanding shares of Lotus in connection with the signing of the Management Agreements between Lotus and Lotus East and the Exchange Agreement between Lotus and SEAA. GEP opted to receive the shares in the following manner: 8.52% to GEP, 16.82% to Genesis Technology Group, Inc. (“GTEC”), GEP’s parent company, and 7.92% to Joshua Tan, one of GTEC’s directors. The Partnership Agreement also provides for GEP to provide “post-registration” services to Lotus East, including assisting the Company with its SEC filing obligations, for a general service fee of US$10,000 per month; provided, however, that the service fee payment shall not start until the Company receives funding of a minimum of US$1,000,000.

Chief Financial Officer

Adam Wasserman, our Chief Financial Officer, is also the Chief Financial Officer of GTEC, which owns more than 10% of the issued and outstanding common stock of the Company. GTEC is also the parent company of GEP, with which Lotus East has a Partnership Agreement, as described above.

OTHER RELATED PARTY TRANSACTIONS

We entered into an Amended and Restated Revolving Credit Arrangement on January 28, 2004 with Southeast Asia Trading Company, LLC, and Lynn Management, LLC, the Lender.  As of January 28, 2004, we, along with Southeast Asia Trading Company, LLC had already received $96,820.85 and owed accrued interest of $2,384.52 for a total of $99,105.37. However, we sought to increase the revolving credit arrangement to $120,000 for additional working capital.  Collateral for the loan includes all of our assets and business interests, as well as all of our common stock that Thomas G. Miller, our Chief Executive and Financial Officer owns, which is approximately 5,000,000 shares.  The loan has an interest rate of 5% per annum, compounded monthly and is due on April 1, 2006.   Upon the occurrence of an event of default, Lender may attach and apply any profits accrued by us, to cure the default or to apply on account of any indebtedness under the Revolving Credit Arrangement due and owing.  At December 31, 2005, the balance owed on the Revolving Credit Arrangement was $60,826, of which $4,963 was accrued interest. In connection with the Exchange Agreement, we entered into a release agreement with the Lender whereby the revolving line of credit was terminated in exchange for the transfer of inventory and fixed assets held by us prior to the Closing, as well as $9,000 cash payment.

DESCRIPTION OF SECURITIES

Our Company’s Articles of Incorporation provide for authority to issue 50,000,000 shares of Common Stock with par value of $0.001 per Share. We have no provision for Preferred Stock in our Articles of Incorporation. As of September 28, 2006, the capitalization of SEAA consists of 41,280,000 outstanding shares of Common Stock.

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "SEAA.OB". The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	LOW	HIGH
2006
Third Quarter	$0.40	$0.40
Second Quarter	$0.40	$0.40
First Quarter	$0.40	$0.40

2005
Fourth Quarter	$0.40	$0.40
Third Quarter	$0.10	$0.40
Second Quarter	n/a	n/a
First Quarter	n/a	n/a

There was no trading of our common stock prior to August 2005.

As of September 28, 2006 there were approximately 95 stockholders of record of our common stock.

DIVIDENDS

We have never paid any dividends on the Common Stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock or the Preferred Stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Dallas, Texas 75244. Their telephone number is (972) 612-4120.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Company’s management is not aware of any material legal proceedings pending against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the Company’s independent auditors.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreement entered by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock (the “Lotus Stockholders”), on the one hand, and the Registrant and a majority of the Registrant’s stockholders (“SEAA Stockholders”), on the other hand, the Company issued 40,041,600 shares of the Company’s common stock (the “SEAA Shares”) to the Lotus Shareholders in exchange for 100% of the common stock of Lotus.

The issuance of the SEAA Shares to the Lotus Shareholders pursuant to the Share Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Lotus Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On October 17, 2005, we entered into a consulting agreement with Tripoint Capital Advisors, LLC, a business consultant, in order to assist us in our business development, with the structuring of capital transactions, to provide mergers and acquisition support services, and corporate compliance support.  As consideration for their services under the agreement, we agreed to issue Tripoint 144,000 shares of our common stock.  We recorded an expense of $72,000 based on the IPO stock price of $.50 per share.  The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

The Company issued 120,000 shares on February 12, 2004 to Verle Pilant, an unrelated individual in consideration for $16,000 of marketable securities, such stock being valued at $0.13 per share. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction on February 12, 2004, Verle Pilant funded the Company with $16,000 if marketable securities in exchange for 120,000 shares of common stock. The purchaser was a sophisticated investor who purchased the stock of his own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company issued 500,000 shares on February 10, 2004 to Gary V. Pilant, an unrelated party in consideration for $66,000 of marketable securities, such stock being valued at $0.13 per share. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction on February 10, 2004, Twin Pointe, Ltd. funded the Company with $66,000 of marketable securities in exchange for 500,000 shares of common stock. The purchaser was sophisticated investor who purchased the stock for his own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company issued 400,000 shares on January 30, 2004 to Lynn Management, LLC, an unrelated financial entity, in consideration for $20,000, at $0.05 per share, in addition to the financial entity extending to the company a $100,000 line of credit for two years at 5% interest rate. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The Company relied upon this exemption because in a private transaction on January 30, 2004, the financial company purchased 400,000 shares of common stock for $20,000. The purchaser was a sophisticated investor who purchased the stock for their own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company sold on January 28, 2004 to its founder, Thomas G. Miller, 5,000,000 shares of common stock which was issued to him for $5,000, composed of $500 cash and $4,500 of his services. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction during January 2004, the founder, sole officer and director purchased stock for a combination of $500 cash and $4,500 of services.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or Director of the Company shall be liable to the Company or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Company. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement entered by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock (the “Lotus Stockholders”), on the one hand, and the Registrant and a majority of the Registrant’s stockholders (“SEAA Stockholders”), on the other hand, the Company issued shares of the Company’s common stock (the “SEAA Shares”) to the Lotus Shareholders in exchange for 100% of the common stock of Lotus.

The issuance of the SEAA Shares to the Lotus Shareholders pursuant to the Share Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Lotus Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On October 17, 2005, we entered into a consulting agreement with Tripoint Capital Advisors, LLC, a business consultant, in order to assist us in our business development, with the structuring of capital transactions, to provide mergers and acquisition support services, and corporate compliance support.  As consideration for their services under the agreement, we agreed to issue Tripoint 144,000 shares of our common stock.  We recorded an expense of $72,000 based on the IPO stock price of $.50 per share.  The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

The Company issued 120,000 shares on February 12, 2004 to Verle Pilant, an unrelated individual in consideration for $16,000 of marketable securities, such stock being valued at $0.13 per share. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction on February 12, 2004, Verle Pilant funded the Company with $16,000 if marketable securities in exchange for 120,000 shares of common stock. The purchaser was a sophisticated investor who purchased the stock of his own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company issued 500,000 shares on February 10, 2004 to Gary V. Pilant, an unrelated party in consideration for $66,000 of marketable securities, such stock being valued at $0.13 per share. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction on February 10, 2004, Twin Pointe, Ltd. funded the Company with $66,000 of marketable securities in exchange for 500,000 shares of common stock. The purchaser was sophisticated investor who purchased the stock for his own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company issued 400,000 shares on January 30, 2004 to Lynn Management, LLC, an unrelated financial entity, in consideration for $20,000, at $0.05 per share, in addition to the financial entity extending to the company a $100,000 line of credit for two years at 5% interest rate. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The Company relied upon this exemption because in a private transaction on January 30, 2004, the financial company purchased 400,000 shares of common stock for $20,000. The purchaser was a sophisticated investor who purchased the stock for their own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

The Company sold on January 28, 2004 to its founder, Thomas G. Miller, 5,000,000 shares of common stock which was issued to him for $5,000, composed of $500 cash and $4,500 of his services. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction during January 2004, the founder, sole officer and director purchased stock for a combination of $500 cash and $4,500 of services.

Under the Exchange Agreement, on the Closing Date, the Registrant issued 40,041,600 shares of the Registrant’s Common Stock (the “SEAA Shares”) to the Lotus Stockholders in exchange for 100% of the common stock of Lotus. The Registrant relied upon Regulation S promulgated under the Securities Act of 1933, as amended, for the offer and sale of its stock to all but two shareholders. It relied upon Section 4(2) of the Securities Act for the offer and sale to such other shareholders. It believed that Regulation S was available because the offer and sale did not involve a public offering in the United States. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT

As explained more fully in Item 2.01, in connection with the Exchange Agreement, SEAA issued 40,041,600 shares of its common stock to the Lotus Shareholders in exchange for the transfer of 100% of the outstanding shares of Lotus’ capital stock by the Lotus Shareholders to SEAA. Further, Thomas Miller, our former President, CEO and sole director, agreed to cancel 4,670,000 of the 5,000,000 of our common stock that he owns and transfer 50,000 of his remaining 330,000 shares to another party; and two of our other shareholders also agreed to cancel a total of 605,000 shares of our common stock that they own. Thus, immediately following the Closing of the Share Exchange Agreement, the Lotus Shareholders held approximately 97% of the total issued outstanding common stock of SEAA, which is the only class of stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on September 28, 2006, Thomas Miller resigned as our President, CEO and sole director. Further, effective September 28, 2006, Liu Zhong Yi, Ian Ashley, Li Ping, Liu Jin, Mel Rothberg, Caeli Widger and Xian Wenli were appointed as members of SEAA’s board of directors. Finally, effective September 28, 2006, Liu Zhong Yi was appointed as the Chief Executive Officer and President of SEAA, and Adam Wasserman was appointed as the Chief Financial Officer of SEAA.

The closing of the transaction under the Exchange Agreement, as amended, which resulted in the change of control of the registrant, occurred on September 28, 2006. A copy of the Exchange Agreement is included as Exhibit 10.1 to the Current Report on Form 8-K filed by SEAA on September 7, 2006.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)	Resignation Of Director

Effective September 28, 2006, Thomas Miller resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Miller and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Miller and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Miller as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)	Resignation Of Officers

Effective September 28, 2006, Thomas Miller resigned as our President, Chief Executive Officer and Chief Financial Officer.

(c)	Appointment Of Directors

Effective September 28, 2006, Dr. Liu Zong Yi, Dr. Ian Ashley, Mr. Li Ping, Mr. Liu Jin, Mr. Mel Rothberg, Ms. Caeli Widger and Ms. Xian Wenli were appointed to our Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d)	Appointment Of Chief Executive Officer and Chief Financial Officer

Effective September 28, 2006, Dr. Liu Zhong Yi was appointed as our President and Chief Executive Officer.

Effective September 28, 2006, Mr. Adam Wasserman was appointed as our Chief Financial Officer.

Dr. Liu and Mr. Wasserman have no family relationships with any of the Company’s other executive officers or directors. Other than described under described under Related Party Transactions, no transactions occurred in the last two years to which the Company was a party in which Dr. Liu or Mr. Wasserman had or is to have a direct or indirect material interest.

Item 5.06	CHANGE IN SHELL COMPANY STATUS

On September 6, 2006, S.E. Asia Trading Company, Inc. (the “Registrant” or “SEAA”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock (the “Lotus Stockholders”), on the one hand, and the Registrant and a majority of the Registrant’s stockholders (“SEAA Stockholders”), on the other hand. Under the Exchange Agreement, on the Closing Date, the Registrant issued 40,041,600 shares of the Registrant’s Common Stock (the “SEAA Shares”) to the Lotus Stockholders in exchange for 100% of the common stock of Lotus. Additionally, immediately prior to the Closing, Thomas Miller, SEAA’s President, CEO and sole director, cancelled 4,670,000 of the 5,000,000 shares of the SEAA Shares he owned and transferred 50,000 of his remaining 330,000 shares to another party and two other SEAA Stockholders cancelled a total of 605,000 SEAA Shares that they owned. After such cancellations, SEAA had a total of 1,238,400 shares of common stock outstanding immediately prior to Closing. After the Closing, Lotus Stockholders owned 97% of the SEAA Shares, with the balance held by those who held SEAA Shares prior to the Closing.

Prior to the transaction, the Registrant was a development stage retailer of jewelry and home accessories. The Registrant imported jewelry from Thailand and purchased home accessories from local importers and distributors which were sold out of the Registrant’s retail store in Rockwall, Texas. However, in the past two years, both the sales of the jewelry products and the sales of the home accessories products generated minimal revenue for the Registrant. Southeast Asia Trading Company, LLC, a Texas limited liability company, has been assigned to Charles Smith at Closing.  From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Lotus.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements Of Businesses Acquired

The financial statements of Lotus for the six months ended June 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and December 31, 2004 are incorporated herein by reference to Exhibits 99.30 and 99.31 to this Current Report.

(b)	Pro Forma Financial Statements

Our unaudited pro forma combined financial statements as of and for the six months ended June 30, 2006, and pro forma combined statement of operations (unaudited) for the year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.32 to this Current Report.

Our unaudited pro forma combined balance sheet as of June 30, 2006 and our unaudited pro forma combined statement of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.99 to this Current Report, and are based on the historical financial statements of us and Lotus after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Lotus is considered the accounting acquiror. The Exchange Transaction was completed on September 28, 2006. Because Lotus's owners as a group retained or received the larger portion of the voting rights in the combined entity and Lotus's senior management represents a majority of the senior management of the combined entity, Lotus was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Lotus since, at the time of the acquisition, the development of our hardware product and the sales of our software product generated minimal revenues. Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet as of June 30, 2006 is presented to give effect to the Exchange Transaction as if it occurred on January 1, 2006 and combines the historical balance sheet of Lotus at June 30, 2006 and the historical balance sheet of SEAA at June 30, 2006. The unaudited pro forma combined statement of operations of Lotus and SEAA for the six months ended June 30, 2006 and year ended December 31, 2005 are presented as if the combination had taken place on January 1, 2006.

Reclassifications have been made to SEAA’s historical financial statements to conform to Lotus's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Lotus and SEAA. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant.

(c)	INDEX TO EXHIBITS.

Exhibit Number	Description
2.3	Share Exchange Agreement between S.E. Asia Trading Company, Inc., SEAA Shareholders and Lotus and the Lotus Shareholders dated September 1, 2006 (1)
3.1	Charter of S.E. Asia Trading Company, Inc. as filed with the State of Nevada (2)
3.2	Company Bylaws (2)

99.1	Consulting Services Agreement between Lotus Pharmaceutical International, Inc. and Liang Fang Pharmaceutical Co., Ltd. dated September 6, 2006
99.2	Equity Pledge Agreement between Lotus Pharmaceutical International, Inc. and Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and Liang Fang’s Majority Shareholders dated September 6, 2006
99.3	Operating Agreement between Lotus Pharmaceutical International, Inc., and Liang Fang, Liang Fang’s Majority Shareholders dated September 6, 2006
99.4	Proxy Agreement between Lotus Pharmaceutical International, Inc., Liang Fang, and Liang Fang’s Majority Shareholders dated September 6, 2006
99.5	Option Agreement between Lotus Pharmaceutical International, Inc. and Liang Fang, Liang Fang Majority Shareholders dated September 6, 2006
99.6	Consulting Services Agreement between Lotus Pharmaceutical International, Inc., En Zhe Jia Shi Pharmaceutical Co., Ltd. dated September 6, 2006
99.7
Equity Pledge Agreement between Lotus Pharmaceutical International, Inc. and En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia Shi”) and En Zhe Jia Shi’s Majority Shareholders dated September 6, 2006

99.8	Operating Agreement between Lotus Pharmaceutical International, Inc., and En Zhe Jia Shi, En Zhe Jia Shi’s Majority Shareholders dated September 6, 2006

99.9	Proxy Agreement between Lotus Pharmaceutical International, Inc., En Zhe Jia Shi, and En Zhe Jia Shi’s Majority Shareholders dated September 6, 2006
99.10	Option Agreement between Lotus Pharmaceutical International, Inc. and En Zhe Jia Shi, En Zhe Jia Shi Majority Shareholders dated September 6, 2006
99.11	Letter of Resignation by Mr. Thomas Miller to the Board of Directors of S.E. Asia Trading Company

99.12	General Partnership Agreement between Genesis Equity Partners, LLC and Liang Fang Pharmaceutical, Ltd. dated March 15, 2006.
99.13	Lease Agreement between Beijing Aoshikai Peace Lane Shopping Center and Liangfang Pharmaceutical Co. Ltd. dated June 1, 2002.
99.14	Lease Agreement between Beijing Aoshikai Peace Lane Shopping Center and Liangfang Pharmaceutical Co. Ltd. dated June 1, 2005.
99.15	Lease Agreement between Beijing Fengtai District Retired Officer Management Agency of General Logistics of P.L.A. and Liangfang Pharmaceutical Co. Ltd. dated September 15, 2003.
99.16	Lease Agreement between Beijing Fengtai District 2nd Sanatorium of General Logistics of P.L.A. and Liangfang Pharmaceutical Co. Ltd. dated April 1, 2003.
99.17	Lease Agreement between Beijing Qiji Investment and Management Center and Liangfang Pharmaceutical Co. Ltd. dated October 10, 2005.
99.18	Lease Agreement between Beijing South Palace Marketing Center and Liangfang Pharmaceutical Co. Ltd. dated January 1, 2006.
99.19	Lease Agreement between Beijing Xingfa Food Shop and Liangfang Pharmaceutical Co. Ltd. dated January 1, 2006.
99.20	Lease Agreement between Construction and Repair Agency of Haiying Group and Liangfang Pharmaceutical Co. Ltd. dated December 31, 2000.
99.21	Lease Agreement between Liu Zhongyi and Liangfang Pharmaceutical Co. Ltd. dated December 15, 2001.
99.22	Lease Agreement between Real Estate Management Agency of General Logistics of P.L.A. and Drugstore (Wanshou Round Branch) of Liangfang Pharmaceutical Co. Ltd. dated September 1, 2004.
99.23	Loan Agreement between Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. and Liu Zhongyi dated December 31, 2005.
99.24	Loan Agreement between Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. and Ma Zhaozhao dated December 31, 2005.
99.25	Loan Agreement between Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. and Song Guo’an dated December 31, 2005.
99.26	Loan Agreement between Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. and Song Zhenghong dated December 31, 2005.
99.27	Loan Agreement between Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. and Zehng Guixin dated December 31, 2005.
99.28	Letter Agreement among S.E. Asia Trading Company, Inc., Lynn Management, LLC and Dynacap Holdings Limited LLC dated September 13, 2006.
99.29	Bill of Sale between S.E. Asia Trading Company, Inc. and Charles Smith dated September 25, 2006.
99.30	Consolidated Financial statements of Liang Fang Pharmaceutical Ltd. for the years ended December 31, 2005 and December 31, 2004.
99.31	Consolidated Financial statements of Lotus Pharmaceutical International, Inc. for the six months ended June 30, 2006 and 2005 (unaudited).
99.32
Unaudited pro forma condensed financial statements of the Registrant, as of and for the six months ended June 30, 2006 and unaudited pro forma Statement of Operations for the six months ended June 30, 2006.

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 7, 2006.

(2)	Incorporated by reference from the Registrant’s Registration Statement on Form SB-1 filed on September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	S.E. Asia Trading Company, Inc.

	By:	/s/ Liu Zhong Yi
Dr. Liu Zhong Yi
Chief Executive Officer